Exhibit 99.1

squarmilner

Certified Public Accountants
and Financial Advisors

FINANCIAL STATEMENT SCHEDULES

independent auditor’s report

Stockholders and Board of Directors

Fog Cutter Capital Group Inc. and Subsidiaries

Beverly Hills, California

Report on the Financial Statements

We have audited the accompanying combined financial statements of the Fog Cutter Group, which comprise the combined balance sheets as of December 29, 2019 and December 30, 2018, the related combined statements of operations, changes in equity and cash flows for the years then ended, and the related notes to the combined financial statements (collectively, the “financial statements”). The Fog Cutter Group consists of Fog Cutter Capital Group Inc. and all of its subsidiaries and affiliated entities (excluding FAT Brands Inc, “FAT”).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

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We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Fog Cutter Group as of December 29, 2019 and December 30, 2018, and the results of their operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matters

As discussed in Note 2, Fog Cutter Capital Group Inc. (“FCCG”) and FAT are contemplating a forward triangular merger in 2020 pursuant to which FCCG will merge with and into a newly formed subsidiary of FAT, leaving FAT as the surviving corporation. The accompanying combined financial statements reflect the accounts of the Group referred to above on a stand-alone basis, excluding the activity and ownership of FAT. Accordingly, these special purpose financial statements are not intended to be a complete presentation of the financial position or results of operations of FCCG and its subsidiaries taken as a whole. Our opinion is not modified with respect to this matter.

As discussed in Note 1, the Group is liable for debt obligations maturing in 2020 and has limited liquidity resources other than advances it receives from FAT. Therefore, the Group’s ability to meet its future liquidity requirements is dependent upon the operating and capital activities of FAT and the planned completion of its planned merger into FAT during the fourth quarter of 2020. The accompanying financial statements do not reflect the impact of this uncertainty. Our opinion is not modified with respect to this matter.

Very truly yours,

/s/ Squar Milner LLP

Los Angeles, CA

October 13, 2020

F-2

FOG CUTTER GROUP

(A carveout of FOG CUTTER CAPITAL GROUP, INC.)

COMBINED BALANCE SHEETS

(dollars in thousands, except share data)

	December 29, 2019	December 30, 2018

Assets
Current assets
Cash	$29	$29
Dividends receivable from FAT Brands Inc.	209	-
Other current assets	127	104
Total current assets	365	133

Property, plant and equipment, net of accumulated depreciation of $286 and $289, respectively	63	72
Investment in FAT Brands, Inc. Series A preferred stock	1,500	1,500
Loan to shareholder	16,803	9,155
Other assets	56	-
Total assets	$18,787	$10,860

Liabilities and Stockholders’ Deficit
Liabilities
Accounts payable	$4,554	$3,587
Accrued expenses	11,264	11,116
Current portion of long-term debt	6,359	5,860
Litigation reserve	3,500	3,500
Other	65	64
Total current liabilities	25,742	24,127

Due to Fat Brands Inc.	25,967	15,514
Other	56	58
Total liabilities	51,765	39,699

Commitments and contingencies (Note 11)

Stockholders’ deficit
Common stock, $.0001 par value; 200,000,000 shares authorized; 13,882,044 and 11,757,044 shares issued; 10,082,399 and 7,957,399 shares outstanding as of as of December 29, 2019 and December 30, 2018, respectively	1	1
Additional paid-in capital	174,756	172,631
Accumulated deficit	(195,724)	(189,460)
Treasury stock, 3,799,645 common shares as of December 29, 2019 and December 30, 2018, at cost	(12,011)	(12,011)
Total stockholders’ deficit	(32,978)	(28,839)
Total liabilities and stockholders’ deficit	$18,787	$10,860

The accompanying notes are an integral part of these combined financial statements.

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FOG CUTTER GROUP

(A carveout of FOG CUTTER CAPITAL GROUP, INC.)

COMBINED STATEMENTS OF OPERATIONS

(dollars in thousands, except share data)

For the Years Ended December 29, 2019 and December 30, 2018

	2019	2018

Revenue
Restaurant sales	$-	$828
Total revenue	-	828

General and administrative expenses
Compensation expense	1,825	223
Restaurant operating expense	-	889
Other general and administrative expenses	1,791	1,897
Total general and administrative expenses	3,616	3,009

Loss from operations	(3,616)	(2,181)

Other (expense) income
Interest expense	(3,025)	(2,123)
Interest income	827	1,245
Reserve for litigation settlement	-	(1,750)
Other expense	(448)	(134)
Total other expense, net	(2,646)	(2,762)

Loss before income tax expense	(6,262)	(4,943)

Income tax expense	2	3

Net loss	$(6,264)	$(4,946)

The accompanying notes are an integral part of these combined financial statements

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FOG CUTTER GROUP

(A carveout of FOG CUTTER CAPITAL GROUP, INC.)

COMBINED STATEMENTS OF EQUITY (DEFICIT)

(dollars in thousands, except share data)

		Common Stock
			Additional
		Par	paid-in	Treasury		Accumulated
	Shares (1)	value	capital	Stock	Total	Deficit	Total

Balance at December 31, 2017	7,957,399	$1	$172,631	$(12,011)	$160,621	$(184,514)	$(23,893)
Net loss	-	-	-	-	-	(4,946)	(4,946)

Balance at December 30, 2018	7,957,399	1	172,631	(12,011)	160,621	(189,460)	(28,839)

Net loss	-	-	-	-	-	(6,264)	(6,264)
Issuance of common stock in lieu of cash compensation payable	1,825,000	-	1,825	-	1,825	-	1,825
Issuance of common stock in lieu of cash directors’ fees payable	300,000	-	300	-	300	-	300

Balance at December 29, 2019	10,082,399	$1	$174,756	$(12,011)	$162,746	$(195,724)	$(32,978)

(1)	Issued and outstanding, net of 3,799,645 shares of treasury stock.

The accompanying notes are an integral part of these combined financial statements.

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FOG CUTTER GROUP

(A carveout of FOG CUTTER CAPITAL GROUP, INC.)

COMBINED STATEMENTS OF CASH FLOWS

(dollars in thousands)

For the Years Ended December 29, 2019 and December 30, 2018

	2019	2018
Cash flows from operating activities
Net loss	$(6,264)	$(4,946)
Adjustments to reconcile net loss to net cash used in operations:
Deferred income taxes	-	1,240
Depreciation and amortization	9	22
Share based compensation and expenses	2,125	-
Capitalized interest	212	35
Loss on sale of FAT Series A Preferred	-	100
Impairment of goodwill	-	125
Change in:
Dividends receivable from FAT Brands Inc.	(209)	36
Other current assets	(23)	4
Litigation reserve	-	1,750
Other assets	(56)	137
Accounts payable and accrued expenses	1,115	(3,904)
Deferred income	-	(6)
Total adjustments	3,173	(461)
Net cash used in operating activities	(3,091)	(5,407)

Cash flows from investing activities
Payments received on related party debt	-	8,853
Proceeds from resale of FAT Series A Preferred	-	400
Cash dividends received from FAT Brands Inc.	-	147
Loan to shareholder	(7,648)	(9,155)
Net cash (used in) provided by investing activities	(7,648)	245

Cash flows from financing activities
Proceeds from borrowings	300	-
Repayments of borrowings	(14)	(3,012)
Change in due to affiliates	10,453	8,158
Net cash provided by financing activities	10,739	5,146

Net decrease in cash	-	(16)
Cash at beginning of period	29	45
Cash at end of period	$29	$29

Supplemental disclosures of cash flow information:
Cash paid for interest	$509	$357
Cash paid for income taxes	$6	$161

(continued)

The accompanying notes are an integral part of these combined financial statements.

F-6

FOG CUTTER GROUP

(A carveout of FOG CUTTER CAPITAL GROUP, INC.)

COMBINED STATEMENTS OF CASH FLOWS

(dollars in thousands)

For the Years Ended December 29, 2019 and December 30, 2018

	2019	2018
Supplemental disclosure of non-cash financing and investing activities:
Note receivable from FAT Brands Inc. exchanged for common and preferred stock of FAT Brands Inc.	$-	$9,272
Common stock issued in payment of compensation and fees	$2,125	$-
Income taxes (receivable) payable adjusting amounts due to FAT Brands Inc.	$(51)	$195

The accompanying notes are an integral part of these combined financial statements.

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NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND RELATIONSHIPS

Fog Cutter Capital Group, Inc., (the “Company” or “FCCG”) was originally incorporated as Wilshire Real Estate Investment Trust Inc. in the State of Maryland on October 24, 1997. However, the Company has never elected to be treated as a Real Estate Investment Trust (“REIT”) for tax purposes. Effective January 25, 2001, the Company changed its name to Fog Cutter Capital Group Inc. to better reflect the diversified nature of its business and investments. Initially, the Company made opportunistic equity and financial investments in a variety of industries. However, beginning in August 2003 with its acquisition of controlling interests in Fatburger North America, Inc, (“Fatburger”), the Company began to focus its business in the restaurant franchising sector. The Company is currently the controlling shareholder of FAT Brands, Inc. (“FAT”).

FAT Brands Inc. was formed on March 21, 2017 as a wholly owned subsidiary of FCCG. On October 20, 2017, FAT completed an initial public offering and issued additional shares of common stock representing 20 percent of its ownership (the “Offering”). The net proceeds of the Offering were approximately $20,930,000 after deducting the selling agent fees and offering expenses. FAT’s common stock trades on the Nasdaq Capital Market under the symbol “FAT.”

Concurrent with the Offering, two subsidiaries of FCCG (the “Predecessor Companies”), Fatburger North America, Inc. (“Fatburger”) and Buffalo’s Franchise Concepts, Inc. (“Buffalo’s”) were contributed to FAT in exchange for a $30,000,000 note payable (the “Related Party Debt”). Concurrent with and subsequent to the Offering, FAT has acquired and is franchising additional restaurant brands.

The accompanying combined financial statements have been prepared to facilitate the proposed merger of FAT and FCCG. For this purpose, the accompanying financial statements include the accounts of the FCCG and all of its subsidiaries and affiliated entities (excluding FAT), which together are herein collectively referred to as the Fog Cutter Group or the Group. As of December 29, 2019 and December 30, 2018, the Group included the following entities:

●	Fog Cap Acceptance Inc. – Fog Cap Acceptance Inc. was originally formed to make opportunistic equity and financing investments, all of which have been previously divested. In recent years, the only activity of Fog Cap Acceptance Inc. has involved legacy debt related to these prior investments.

●	Fog Cap Development LLC. – Fog Cap Development LLC was originally formed to acquire, develop and sell a portfolio of retail real estate properties. Following the completion of the sale of the portfolio in 2007, the operations of Fog Cap Development have been limited to the provision of centralized corporate overhead management for all of the Company’s subsidiaries, with overhead expenses being allocated to the various subsidiaries. Following the Offering, FAT assumed overhead responsibility for itself and its subsidiaries.

●	Homestyle Dining LLC – In March 2017, the Company agreed to acquire Homestyle Dining LLC (“HSD”) from Metromedia Company and its affiliate (“Metromedia”) pursuant to a Membership Interest Purchase Agreement, as amended, which provided for a cash purchase price of $10,550,000 to be paid at closing. Effective October 20, 2017, FAT provided $10,550,000 of the net proceeds from the Offering to the Company to consummate the acquisition of HSD. In exchange, FAT received full ownership in the HSD operating subsidiaries: Ponderosa Franchising Company, Bonanza Restaurant Company, Ponderosa International Development, Inc. and Puerto Rico Ponderosa, Inc. (collectively, “Ponderosa”). These subsidiaries conduct the worldwide franchising of the Ponderosa Steakhouse Restaurants and the Bonanza Steakhouse Restaurants. The Company retained the HSD holding company and its remaining subsidiaries: Pon Realty and Coles, LLC. HSD owned one Cole’s Backyard Grill restaurant, located in Lindale, Texas. That restaurant closed in 2018. HSD and its remaining subsidiaries were otherwise inactive and primarily held only legacy liabilities relating to its prior operations.

●	BFCI Palmdale – BFCI Palmdale previously owned one Buffalo’s Café restaurant located in Palmdale, California. The restaurant was sold to a franchisee in early 2016.

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NOTE 1. ORGANIZATION AND RELATIONSHIPS (continued)

●	BFCI Palm Desert – BFCI Palm Desert owned one Buffalo’s Café restaurant located in Palm Desert, California. The restaurant was closed in 2017.

●	BC Canyon – BC Canyon owned one Buffalo’s Café restaurant in Canyon, Texas. The restaurant was closed in 2018.

●	Fatburger Restaurants of New Jersey – Fatburger Restaurants of New Jersey owned a Fatburger restaurant in Atlantic City, New Jersey. The restaurant was closed in 2016.

●	Fatburger Restaurants China, LLC – Fatburger Restaurants China, LLC (“FB China”), together with its subsidiaries, Fatburger International and Fatburger Hong Kong, were organized to invest in Company owned Fatburger restaurants in greater China. By the end of 2016, all restaurants previously developed by FB China had all either been closed or transferred to franchise ownership.

At December 29, 2019 and December 30, 2018, certain Group officers and directors controlled, directly or indirectly, significant voting influence of the Group. At December 29, 2019, the Group continued to control a significant voting majority of FAT.

Liquidity

Pursuant to ASU 2014-15, the Group evaluated its ability to continue as a going concern. The Group’s operations resulted in a net use of cash in the amounts of $3,091,000 and $5,407,000 for the years ended December 29, 2019 and December 30, 2018, respectively. These amounts were primarily funded by advances from FAT, and future liquidity resources will likely continue to be dependent upon the operating and capital activities of FAT. Additionally, as of December 29, 2019, the Company was subject to debt obligations maturing in 2020 in the amount of $6,359,000.

On April 24, 2020, the Company entered into an Intercompany Revolving Credit Agreement with FAT (“Intercompany Agreement”). FAT had previously extended credit to the Company pursuant to a certain Intercompany Promissory Note (the “Original Note”), dated October 20, 2017, with an initial principal balance of $11,906,000. Subsequent to the issuance of the Original Note, FAT and certain of its direct or indirect subsidiaries made additional intercompany advances. Pursuant to the Intercompany Agreement, the revolving credit facility bears interest at a rate of 10% per annum, has a five-year term with no prepayment penalties, and has a maximum capacity of $35,000,000. All additional borrowings under the Intercompany Agreement are subject to the approval of the FAT Board of Directors, in advance, on a quarterly basis and may be subject to other conditions as set forth by FAT. The initial balance under the Intercompany Agreement totaled $21,067,000 including the balance of the Original Note, borrowings subsequent to the Original Note, accrued and unpaid interest income, and other adjustments through December 29, 2019. (See Notes 11 and 12)

During the fourth quarter of 2020, the Company expects to complete a forward triangular merger (the “Merger”) pursuant to which FCCG would merge with and into a wholly-owned subsidiary of FAT, with the subsidiary of FAT becoming the parent. The Company anticipates that this structure will provide capital opportunities which will be sufficient to meet the Group’s financial obligations.

While the Company expects the COVID-19 pandemic to negatively impact its business, results of operations, and financial position, the related financial impact cannot be reasonably estimated at this time. However, the Company believes that the working capital available to it from FAT, both before and after the Merger, together with disciplined management of the Company’s operating expenses, will be sufficient for the twelve months of operations following the issuance of these combined financial statements. (See Note 12)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations – The Group, together with its controlled subsidiary, FAT Brands Inc., is a multi-brand franchising company specializing in fast casual and casual dining restaurant concepts around the world. FAT operates through its subsidiaries: Fatburger, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, Ponderosa Steakhouses, Bonanza Steakhouses, Yalla Mediterranean and Elevation Burger. Each subsidiary licenses the right to use its brand name and provides franchisees with operating procedures and methods of merchandising. Upon signing a franchise agreement, the franchisor is committed to provide training, some supervision and assistance, and access to operations manuals. As needed, the franchisor will also provide advice and written materials concerning techniques of managing and operating the restaurants.

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NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Group operates on a 52-week calendar and its fiscal year ends on the last Sunday of the calendar year. Consistent with the industry practice, FAT measures its stores’ performance based upon 7-day work weeks. Using the 52-week cycle ensures consistent comparable weekly reporting for operations and ensures that each week has the same days, since certain days are more profitable than others. The use of this method means a 53rd week is added to the fiscal year every 5 or 6 years. In a 52-week year, all four quarters are comprised of 13 weeks. In a 53-week year, one extra week is added to the fourth quarter. Both 2019 and 2018 were both 52-week years.

Basis of Presentation – The accompanying combined financial statements are being produced to facilitate the merger of FAT and the Company. For this purpose, the accompanying financial statements include the accounts of the Group which includes the Company and all subsidiaries and affiliated entities (excluding FAT). Intercompany accounts have been eliminated in combination.

Use of estimates in the preparation of the combined financial statements – The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the determination of fair values of certain financial instruments for which there is no active market, the allocation of basis between assets acquired, sold or retained, and valuation allowances for notes receivable and accounts receivable. Estimates and assumptions also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Goodwill – Goodwill and other intangible assets with indefinite lives, such as trademarks, are not amortized but are reviewed for impairment annually or more frequently if indicators arise. Management assesses potential impairments to intangible assets at least annually, or when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. Judgments regarding the existence of impairment indicators and future cash flows related to intangible assets are based on operational performance of the acquired businesses, market conditions and other factors. The Group’s remaining balance of goodwill of $125,000 was fully impaired in 2018 when the restaurant generating the goodwill was closed. (See Note 1)

Income taxes – Effective October 20, 2017, the Company entered into a Tax Sharing Agreement with FAT that provides that the Company will, to the extent permitted by applicable law, file combined federal, California and Oregon (and possibly other jurisdictions where revenue is generated, at FCCG’s election) income tax returns with FAT and its subsidiaries. FAT will pay the Company the amount that its tax liability would have been had it filed a separate combined return.

The Group accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax reporting bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain.

A two-step approach is utilized to recognize and measure uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon tax authority examination, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon the ultimate settlement.

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NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Adopted Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts With Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods and services to customers. The updated standard replaces most existing revenue recognition guidance in U.S. GAAP.

These standards require that the transaction price received from customers be allocated to each separate and distinct performance obligation. The transaction price attributable to each separate and distinct performance obligation is then recognized as the performance obligations are satisfied as specified in the contract. The Company adopted ASU 2014-09 on January 1, 2018. The adoption of this standard did not have a material impact on the Group’s combined financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The new guidance is intended to reduce diversity in practice in how transactions are classified in the statement of cash flows. This ASU is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017. The adoption of this standard did not have a material impact on the Group’s combined financial statements.

The FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes: This standard removes certain exceptions for recognizing deferred taxes for investments, performing intraperiod allocation and calculating income taxes in interim periods. It also adds guidance in certain areas, including the recognition of franchise taxes, recognition of deferred taxes for tax goodwill, allocation of taxes to members of a consolidated group, computation of annual effective tax rates related to enacted changes in tax laws, and minor improvements related to employee stock ownership plans and investments in qualified affordable housing projects accounted for using the equity method. The Company adopted this ASU on December 30, 2019. The adoption of this standard did not have a material effect on the Group’s combined financial position, results of operations or cash flows.

Recently Issued Accounting Standards

In July 2018, the FASB issued ASU 2018-09, Codification Improvements. This ASU makes amendments to multiple codification Topics. The transition and effective date guidance is based on the facts and circumstances of each amendment. Some of the amendments in this ASU do not require transition guidance and will be effective upon issuance of this ASU. However, many of the amendments in this ASU do have transition guidance with effective dates for annual periods beginning after December 15, 2018. The Group is currently assessing the effect that this ASU will have on its financial position, results of operations, and disclosures.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement.” This ASU adds, modifies and removes several disclosure requirements relative to the three levels of inputs used to measure fair value in accordance with Topic 820, “Fair Value Measurement.” This guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within that fiscal year. Early adoption is permitted. The Group is currently assessing the effect that this ASU will have on its financial position, results of operations, and disclosures.

Note 3. NOTE RECEIVABLE FROM FAT

Effective with the Offering on October 20, 2017, FCCG contributed two of its operating subsidiaries, Fatburger and Buffalo’s, to FAT in exchange for an unsecured promissory note with a principal balance of $30,000,000, bearing interest at a rate of 10.0% per annum, and maturing in five years (the “Related Party Debt”). The contribution was consummated pursuant to a Contribution Agreement between FAT and FCCG. Approximately $19,778,000 of the note payable to FCCG was subsequently repaid, reducing the balance to $10,222,000 at June 26, 2018. On June 27, 2018, FAT entered into the Note Exchange Agreement, as amended, under which it agreed with FCCG to exchange $9,272,053 of the remaining balance of FAT’s outstanding Related Party Debt for shares of capital stock of FAT in the following amounts:

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Note 3. NOTE RECEIVABLE FROM FAT (continued)

●	$2,000,000 of the Related Party Debt balance was exchanged for 20,000 shares of Series A Fixed Rate Cumulative Preferred Stock of FAT at $100 per share and warrants to purchase 25,000 of FAT’s common stock with an exercise price of $8.00 per share; and
●	A portion of the remaining Related Party Debt balance of $7,272,053 was exchanged for 989,395 shares of Common Stock of FAT, representing an exchange price of $7.35 per share, which was the closing trading price of the Common Stock on June 26, 2018.

Following the exchange, the remaining balance of the Related Party Debt was $950,000. As of December 30, 2018, the Related Party Debt was fully paid off.

The transactions described above were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

Interest income related to the Related Party Debt of $888,000 was recognized for the year ended December 30, 2018.

Note 4. INVESTMENT IN FAT BRANDS SERIES A PREFERRED STOCK

On June 27, 2018, FCCG acquired 20,000 shares of Series A Fixed Rate Cumulative Preferred Stock of FAT at $100 per share and warrants to purchase 25,000 of FAT’s common stock with an exercise price of $8.00 per share in exchange for $2,000,000 of the Related Party Debt balance (See Note 3).

The Series A Preferred Stock contains the following terms:

Dividends - Holders of Series A Preferred Stock will be entitled to receive cumulative dividends on the $100.00 per share stated liquidation preference of the Series A Preferred Stock, in the amount of (i) cash dividends at a rate of 9.9% per year, plus (ii) deferred dividends equal to 4.0% per year, payable on the Mandatory Redemption Date (defined below).

Liquidation and Redemption - Upon (i) the five-year anniversary of the initial issuance date (June 8, 2023), or (ii) the earlier liquidation, dissolution or winding-up of FAT (the “Series A Mandatory Redemption Date”), the holders of Series A Preferred Stock will be entitled to cash redemption of their shares in an amount equal to $100.00 per share plus any accrued and unpaid dividends.

In addition, prior to the Series A Mandatory Redemption Date, FAT may optionally redeem the Series A Preferred Stock, in whole or in part, at the following redemption prices per share, plus any accrued and unpaid dividends:

(i)	On or prior to June 30, 2021: $115.00 per share.

(ii)	After June 30, 2021 and on or prior to June 30, 2022: $110.00 per share.

(iii)	After June 30, 2022: $100.00 per share.

Holders of Series A Preferred Stock may also optionally cause FAT to redeem all or any portion of their shares of Series A Preferred Stock beginning any time after the two-year anniversary of the initial issuance date for an amount equal to $100.00 per share plus any accrued and unpaid dividends.

During the year ended December 30, 2018, FCCG sold 5,000 shares of the Series A Fixed Rate Cumulative Preferred Stock of FAT, and the related warrants to purchase 6,250 of FAT’s common stock with an exercise price of $8.00 per share, to an unrelated investor for $400,000 and recognized a $100,000 loss on the sale.

As of December 29, 2019, FCCG owns 15,000 shares of the Series A Fixed Rate Cumulative Preferred Stock of FAT and warrants to purchase 18,750 of FAT’s common stock with an exercise price of $8.00 per share. As of December 29, 2019 and December 30, 2018, the carrying value of this investment on the balance sheet was $1,500,000. FCCG

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Note 4. INVESTMENT IN FAT BRANDS SERIES A PREFERRED STOCK (continued)

recognized dividend income relating to the Series A Preferred during the years ended December 29, 2019 and December 30, 2018 in the amount of $208,000 and $134,000, respectively.

Note 5. LOAN TO SHAREHOLDER

FCCG has made advances to Andrew A. Wiederhorn, the Company’s CEO and significant shareholder (the “Shareholder Loan”). As of December 29, 2019 and December 30, 2018, the balance outstanding on the Shareholder Loan was $16,803,000 and $9,155,000, respectively. The Shareholder Loan bears interest at 5% per annum on outstanding balances. The Group recognized interest income on the Shareholder Loan in the amount of $619,000 and $222,675 for the years ended December 29, 2019 and December 30, 2018, respectively.

NOTE 6. ACCRUED EXPENSES

Accrued expenses consist of the following (in thousands):

	December 29, 2019	December 30, 2018
Payroll taxes	$6,621	$6,589
Professional fees	1,680	1,390
Vendor liabilities	1,521	1,895
Gift card balances	135	156
Credit card balance	185	185
Closed restaurant accruals	728	728
Other	394	173
Total	$11,264	$11,116

Note 7. Income Taxes

The Group’s deferred taxes reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for calculating taxes payable on a stand-alone basis. Significant components of the Company’s deferred tax assets and liabilities are as follows (in thousands):

	December 29, 2019	December 30, 2018
Deferred tax assets (liabilities)
Net operating loss carryforwards	$18,513	$19,902
Other	546	(220)
Valuation allowance	(19,059)	(19,682)
Total	$-	$-

Components of the income tax expense are as follows (in thousands):

	Fiscal Year Ended December 29, 2019	Fiscal Year Ended December 30, 2018
Current
Federal	$-	$-
State	2	3
Foreign	-	-
	2	3

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Note 7. Income Taxes (continued)

	Fiscal Year Ended December 29, 2019	Fiscal Year Ended December 30, 2018
Deferred
Federal	$-	$-
State	-	-
Total income tax expense	$2	$3

At December 29, 2019 and December 30, 2018, the differences between income taxes expected at the U.S. Federal statutory income tax rate of 21% and the reported income tax expense are primarily related to state taxes, net of federal benefit, various permanent items; and, change in federal, and state valuation allowances.

As of December 29, 2019, FCCG’s annual tax filings for the prior three years are open for audit by Federal tax agencies and for the prior four years for state tax agencies. Management evaluated the overall tax positions and has determined that no provision for uncertain income tax positions is necessary as of December 29, 2019.

Note 8. DEBT

The Group’s combined debt is summarized as follows (in thousands):

	December 29, 2019	December 30, 2018
Debt recorded at Fog Cutter Capital Group:

Note payable to a private lender. The note bears interest at a fixed rate of 12% and is unsecured. Interest is due monthly in arrears. The note matures on December 31, 2020.	$2,026	$1,970

Note payable to a private lender. The note bears interest at a fixed rate of 12% and is unsecured. Interest is due monthly in arrears. The note matures on December 31, 2020.	2,989	2,907

Note payable to a private lender, secured by the FCCG’s interest in certain shares of FAT Common Stock. The note bears interest at a fixed rate of 15%. The note matures December 1, 2020.	311	-

Note payable to a private lender, secured by the FCCG’s interest in certain shares of FAT Common Stock. The note bears interest at a fixed rate of 12%. Interest is due monthly in arrears. The maturity date of the note is December 31, 2020.	688	624

Debt recorded at Fog Cap Development, LLC:

Note payable to a private lender secured by the FCCG’s interest in shares of FAT Common Stock. The note bears interest at a fixed rate of 15%. Interest is due at maturity. The note is due December 1, 2020.	345	359

Total debt	$6,359	$5,860

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Note 8. DEBT (continued)

The amounts due at December 30, 2018 were classified as current liabilities because of the maturity dates that were in effect at that time. The maturities were subsequently extended to the dates shown above.

Note 9. Related Party Transactions

The Group is obligated to FAT in the amount of $25,967,000 as of December 29, 2019 compared to $15,514,000 as of December 30, 2018. The payable to FAT bears interest at a rate of 10% per annum. During the fiscal years ended December 29, 2019 and December 30, 2018, the Group recorded accrued interest expense on the balance of the payable to FAT of $1,528,000 and $825,000, respectively.

The Group obligation to FAT includes a preferred capital investment made by FAT in Homestyle Dining LLC, a Delaware limited liability corporation (“HSD”) in the amount of $4.0 million made effective July 5, 2018 (the “Preferred Interest”). FCCG owns all of the common interests in HSD. The holder of the Preferred Interest is entitled to a 15% priority return on the outstanding balance of the investment (the “Preferred Return”). During the fiscal years ended December 29, 2019 and December 30, 2018, the Company recorded accrued interest expense of $600,000 and $300,000, respectively. Any available cash flows from HSD on a quarterly basis are to be distributed to pay the accrued Preferred Return and repay the Preferred Interest until fully retired. On or before the five-year anniversary of the investment, the Preferred Interest is to be fully repaid, together with all previously accrued but unpaid Preferred Return. The Company has unconditionally guaranteed repayment of the Preferred Interest in the event HSD fails to do so.

During the fiscal year ended December 29, 2019, FCCG recorded a receivable from FAT in the amount of $51,000 under the Tax Sharing Agreement, which was offset against the intercompany payable. During the fiscal year ended December 30, 2018, the Company recorded a payable to FAT in the amount of $195,000 relating to the Tax Sharing Agreement.

Prior to the Offering, FAT’s operations were insignificant other than structuring the Offering. During this time, the Company provided executive administration and accounting services for FAT. FAT reimbursed the Company for out-of-pocket costs associated with these services, but there was no allocation of FCCG’s overhead costs. Effective with the Offering, FAT assumed all direct and indirect administrative functions relating to its business.

Note 10. EQUITY

As of December 29, 2019 and December 30, 2018, the total number of authorized shares of common stock was 200,000,000. There were 13,882,044 and 11,757,044 shares issued and 10,082,399 and 7,957,399 shares outstanding, respectively. FCCG holds 3,799,645 shares of common stock in treasury.

Below are the changes to FCCG’s common stock during the fiscal year ended December 29, 2019:

●	On August 28, 2019, the Company issued a total of 1,825,000 shares of common stock at a value of $1.00 per share as compensation.

●	On August 28, 2019, the Company issued a total of 300,000 shares of common stock at a value of $1.00 per share to the non-employee members of the board of directors as consideration for directors’ fees.

Note 11. Commitments and Contingencies

Litigation

Eric Rojany, et al. v. FAT Brands Inc., et al., Superior Court of California for the County of Los Angeles, Case No. BC708539, and Daniel Alden, et al. v. FAT Brands Inc., et al., Superior Court of California for the County of Los Angeles, Case No. BC716017.

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Note 11. Commitments and Contingencies (continued)

On June 7, 2018, FAT Brands, Inc., Andrew Wiederhorn, Ron Roe, James Neuhauser, Edward H. Rensi, Marc L. Holtzman, Squire Junger, Silvia Kessel, Jeff Lotman, Fog Cutter Capital Group Inc., and Tripoint Global Equities, LLC (collectively, the “Original Defendants”) were named as defendants in a putative securities class action lawsuit entitled Rojany v. FAT Brands, Inc., Case No. BC708539 (the “Rojany Case”), in the Superior Court of the State of California, County of Los Angeles. On July 31, 2018, the Rojany Case was designated as complex, pursuant to Rule 3.400 of the California Rules of Court and assigned the matter to the Complex Litigation Program. On August 2, 2018, the Original Defendants were named defendants in a second putative class action lawsuit, Alden v. FAT Brands, Case No. BC716017 (the “Alden Case”), filed in the same court. On September 17, 2018, the Rojany and Alden Cases were consolidated under the Rojany Case number. On October 10, 2018, plaintiffs Eric Rojany, Daniel Alden, Christopher Hazelton-Harrington and Byron Marin (“Plaintiffs”) filed a First Amended Consolidated Complaint against FAT Brands, Inc., Andrew Wiederhorn, Ron Roe, James Neuhauser, Edward H. Rensi, Fog Cutter Capital Group Inc., and Tripoint Global Equities, LLC (collectively, “Defendants”), thereby removing Marc L. Holtzman, Squire Junger, Silvia Kessel and Jeff Lotman as defendants. On November 13, 2018, Defendants filed a Demurrer to First Amended Consolidated Complaint. On January 25, 2019, the Court sustained Defendants’ Demurrer to First Amended Consolidated Complaint with Leave to Amend in Part. Plaintiffs filed a Second Amended Consolidated Complaint on February 25, 2019. On March 27, 2019, Defendants filed a Demurrer to the Second Amended Consolidated Complaint. On July 31, 2019, the Court sustained Defendants’ Demurrer to the Second Amended Complaint in Part, narrowing the scope of the case. Defendants filed their Answer to the Second Amended Consolidated Complaint on November 12, 2019. On January 29, 2020, Plaintiffs filed a Motion for Class Certification. Plaintiffs’ Motion for Class Certification is fully briefed, and the hearing on Plaintiffs’ Motion for Class Certification is set for September 10, 2020. Defendants dispute Plaintiffs’ allegations and will continue to vigorously defend themselves in this litigation.

Adam Vignola, et al. v. FAT Brands Inc., et al., United States District Court for the Central District of California, Case No. 2:18-cv-07469.

On August 24, 2018, the Original Defendants were named as defendants in a putative securities class action lawsuit entitled Vignola v. FAT Brands, Inc., Case No. 2:18-cv-07469-PSG-PLA, in the United States District Court for the Central District of California. On October 23, 2018, Charles Jordan and David Kovacs (collectively, “Lead Plaintiffs”) moved to be appointed lead plaintiffs, and the Court granted Lead Plaintiffs’ motion on November 16, 2018. On January 15, 2019, Lead Plaintiffs filed a First Amended Class Action Complaint against the Original Defendants. The allegations and claims for relief asserted in Vignola are substantively identical to those asserted in the Rojany Case. Defendants filed a Motion to Dismiss First Amended Class Action Complaint, or, in the Alternative, to Stay the Action In Favor of a Prior Pending Action. On June 14, 2019, the Court denied Defendants’ motion to stay but granted Defendants’ motion to dismiss the First Amended Class Action Complaint, with Leave to Amend. Lead Plaintiffs filed a Second Amended Class Action Complaint on August 5, 2019. On September 9, 2019, Defendants’ filed a Motion to Dismiss the Second Amended Class Action Complaint. On December 17, 2019, the Court granted Defendants’ Motion to Dismiss the Second Amended Class Action Complaint in Part, Without Leave to Amend. The allegations remaining in Vignola are substantively identical to those remaining in the Rojany Case. Defendants filed their Answer to the Second Amended Class Action Complaint on January 14, 2020. On December 27, 2019, Lead Plaintiffs filed a Motion for Class Certification. By order entered March 16, 2020, the Court denied Lead Plaintiffs’ Motion for Class Certification. By order entered April 1, 2020, the Court set various deadlines for the case, including a fact discovery cut-off of December 29, 2020, expert discovery cut-off of February 23, 2021 and trial date of March 30, 2021. On July 16, 2020, the parties reached an agreement in principle to settle this case, pursuant to which lead plaintiffs will dismiss their claims against defendants with prejudice in exchange for a payment by or on behalf of defendants of $75,000. The parties are in the process of documenting this settlement.

FCCG is obligated to indemnify its officers and directors to the extent permitted by applicable law in connection with the above actions, and has insurance for such individuals, to the extent of the limits of the applicable insurance policies and subject to potential reservations of rights. FCCG is also obligated to indemnify Tripoint Global Equities, LLC under certain conditions relating to the Rojany and Vignola matters. These proceedings are ongoing and FCCG is unable to predict the ultimate outcome of these matters. There can be no assurance that the defendants will be successful in defending against these actions.

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Note 11. Commitments and Contingencies (continued)

Stratford Holding LLC v. Foot Locker Retail Inc. (U.S. District Court for the Western District of Oklahoma, Case No. 5:12-cv-00772-HE)

In 2012 and 2013, two property owners in Oklahoma City, Oklahoma sued numerous parties, including FCCG, for alleged environmental contamination on their properties, stemming from dry cleaning operations on one of the properties. The property owners seek damages in the range of $12 million to $22 million. From 2002 to 2008, a former

FCCG subsidiary managed a lease portfolio, which included the subject property. FCCG denies any liability, although it did not timely respond to one of the property owners’ complaints and several of the defendants’ cross-complaints and thus is in default. The parties are currently conducting discovery, and the matter is scheduled for trial for November 2021. The Company is unable to predict the ultimate outcome of this matter, however, reserves in the amount of $3,500,000 have been recorded on the balance sheet relating to this litigation. There can be no assurance that the defendants will be successful in defending against these actions.

SBN FCCG LLC v FCCGI (Los Angeles Superior Court, Case No. BS172606)

SBN FCCG LLC (“SBN”) filed a complaint against Fog Cutter Capital Group, Inc. (“FCCG”) in New York state court for an indemnification claim (the “NY case”) stemming from an earlier lawsuit in Georgia regarding a certain lease portfolio formerly managed by a former FCCG subsidiary. In February 2018, SBN obtained a final judgment in the NY case for a total of $651,290, which included $225,030 in interest dating back to March 2012. SBN then obtained a sister state judgment in Los Angeles Superior Court, Case No. BS172606 (the “California case”), which included the $651,290 judgment from the NY case, plus additional statutory interest and fees, for a total judgment of $656,543. In May 2018, SBN filed a cost memo, requesting an additional $12,411 in interest to be added to the judgment in the California case, for a total of $668,954. In May 2019, the parties agreed to settle the matter for $580,000, which required the immediate payment of $100,000, and the balance to be paid in August 2019. Fog Cutter wired $100,000 to SBN in May 2019, but has not yet paid the remaining balance of $480,000. The parties have not entered into a formal settlement agreement, and they have not yet discussed the terms for the payment of the remaining balance.

The Group is involved in other claims and legal proceedings from time-to-time that arise in the ordinary course of business. The Company does not believe that the ultimate resolution of these actions will have a material adverse effect on its business, financial condition, results of operations, liquidity or capital resources.

Guarantee of FAT — Loan and Security Agreement

On January 29, 2019, the FAT as borrower, and its subsidiaries and affiliates as guarantors, entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with The Lion Fund, L.P. and The Lion Fund II, L.P. (“Lion”). Pursuant to the Loan and Security Agreement, the FAT borrowed $20.0 million from Lion, and utilized the proceeds to repay $16.0 million in existing borrowings, plus accrued interest and fees, and provide additional general working capital to FAT.

In connection with the Loan and Security Agreement, FAT issued to Lion a warrant to purchase up to 1,167,404 shares of FAT’s common stock at $0.01 per share (the “Lion Warrant”), exercisable only if the amounts outstanding under the Loan and Security Agreement were not repaid in full by June 30, 2020, as extended. If the Loan and Security Agreement was repaid in full prior to June 30, 2020, the Lion Warrant would be terminated in its entirety.

The term loan under the Loan and Security Agreement was due to mature on June 30, 2020. Interest on the term loan accrued at an annual fixed rate of 20.0% and was payable quarterly. The FAT was allowed to prepay all or a portion of the outstanding principal and accrued and unpaid interest under the Loan and Security Agreement at any time upon prior notice to Lion without penalty, other than a make-whole provision providing for a minimum of six months’ interest.

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Note 11. Commitments and Contingencies (continued)

As security for its obligations under the Loan Agreement, the FAT granted a lien on substantially all of its assets to Lion. In addition, certain of FAT’s subsidiaries and affiliates entered into a Guaranty (the “Guaranty”) in favor of Lion, pursuant to which they guaranteed the obligations of FAT under the Loan and Security Agreement and granted as security for their guaranty obligations a lien on substantially all of their assets.

The Loan and Security Agreement contained customary affirmative and negative covenants, including covenants that limited or restricted FAT’s ability to, among other things, incur other indebtedness, grant liens, merge or consolidate, dispose of assets, pay dividends or make distributions, in each case subject to customary exceptions. The Loan and Security Agreement also included customary events of default that included, among other things, non-payment, inaccuracy of representations and warranties, covenant breaches, events that result in a material adverse effect (as defined in the Loan and Security Agreement), cross default to other material indebtedness, bankruptcy, insolvency and material judgments. The occurrence and continuance of an event of default could have resulted in the acceleration of FAT’s obligations under the Loan and Security Agreement and an increase in the interest rate by 5.0% per annum.

The Loan and Security Agreement was subsequently amended several times which allowed FAT to increase its borrowing by $3,500,000 in connection with the acquisition of Elevation Burger; extended the exercise date of the Lion Warrant to June 30, 2020; extended the due date for certain quarterly payments and imposed associated extension and other loan fees.

On March 6, 2020, FAT repaid the Lion Loan and Security Agreement in full. As a result of the prepayment, the Lion Warrant was cancelled in its entirety and the guarantee by the Company was cancelled.

Guarantee of FAT — Elevation Note

On June 19, 2019, the FAT completed the acquisition of Elevation Burger. A portion of the purchase price included the issuance to the Seller of a convertible subordinated promissory note (the “Elevation Note”) with a principal amount of $7,509,816, bearing interest at 6.0% per year and maturing in July 2026. The Elevation Note is convertible under certain circumstances into shares of the FAT’s common stock at $12.00 per share. The Company has guaranteed payment of the Elevation Note.

FAT is required to make fully amortizing payments of $110,000 per month during the term of the Elevation Note. The Elevation Note is a general unsecured obligation of Company and is subordinated in right of payment to all indebtedness of the Company arising under any agreement or instrument to which FAT or any of its Affiliates is a party that evidences indebtedness for borrowed money that is senior in right of payment.

NOTE 12. SUBSEQUENT EVENTS

Pursuant to FASB ASC 855, Management has evaluated all events and transactions that occurred from December 29, 2019 through the date of issuance of these combined financial statements. During this period, the Company did not have any significant subsequent events, except as disclosed below:

Guarantee of FAT — Loan and Security Agreement

On March 6, 2020, FAT repaid the Lion Loan and Security Agreement in full. As a result of the prepayment, the Lion Warrant was cancelled in its entirety and the guarantee by FCCG was cancelled. (See Note 11).

COVID-19

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States and other countries. As a result, FAT Brand’s restaurant franchisees have temporarily closed some retail locations, modified store operating hours, adopted a “to-go” only operating model, or a combination of these actions. These actions have reduced consumer traffic, all resulting in a negative impact to FAT Brands’ revenues. While the business disruption from the COVID-19 pandemic is currently expected to be temporary, there is a great deal of uncertainty around the severity and duration of the

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NOTE 12. SUBSEQUENT EVENTS (continued)

COVID-19 (continued)

disruption. The Group may experience longer-term effects on its business, economic growth and consumer demand in the U.S. and worldwide. The effects of COVID-19 may materially adversely affect our business, results of operations, liquidity and ability to service our existing debt, particularly if these effects continue in place for a significant amount of time. While the disruption is currently expected to be temporary, there is uncertainty around the duration. Therefore, while the Company expects this matter to negatively impact its business, results of operations, and financial position, the related financial impact cannot be reasonably estimated at this time.

Intercompany Agreement

On April 24, 2020, FCCG entered into an Intercompany Revolving Credit Agreement with FAT (“Intercompany Agreement”). FAT had previously extended credit to the Company pursuant to a certain Intercompany Promissory Note (the “Original Note”), dated October 20, 2017, with an initial principal balance of $11,906,000. Subsequent to the issuance of the Original Note, the Company and certain of its direct or indirect subsidiaries received additional intercompany advances in the aggregate amount of $10,523,000. Pursuant to the Intercompany Agreement, the revolving credit facility bears interest at a rate of 10% per annum, has a five-year term with no prepayment penalties, and has a maximum capacity of $35,000,000. All additional borrowings under the Intercompany Agreement are subject to the approval of the Board of Directors of FAT, in advance, on a quarterly basis and may be subject to other conditions as set forth by FAT. The initial balance under the Intercompany Agreement totaled $21,067,000 including the balance of the Original Note, borrowings subsequent to the Original Note, accrued and unpaid interest income, and other adjustments through December 29, 2019. (See Note 9).

FAT Preferred Stock Exchange Agreement

On July 13, 2020, FCCG entered into an agreement to exchange its 15,000 shares of FAT Brands’ Series A Preferred Stock, plus accrued dividends thereon at face value, for shares of FAT Brands 8.25% Series B Cumulative Preferred Stock valued at $25.00 per share. (See Note 4).

Holders of FAT’s Series B Preferred Stock will be entitled to receive, when declared by the FAT’s Board of Directors, cumulative cash dividends payable monthly in an amount per share equal to $2.0625 each year, which is equivalent to 8.25% per annum of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock will be payable monthly in arrears. If FAT fails to make a cash dividend payment with respect to 12 or more consecutive or non-consecutive monthly dividends, the dividend rate on the Series B Preferred Stock will increase to $2.50 per share each year, which is equivalent to 10% of the $25.00 liquidation preference per share until the Company has paid all accumulated accrued and unpaid dividends on the Series B Preferred Stock in full and has paid accrued dividends for all dividend periods during the two most recently completed dividend periods in full. In addition, if the Company fails to make a cash dividend payment with respect to 18 or more consecutive or non-consecutive monthly dividends, the holders of the Series B Preferred Stock, voting as a separate class, will be entitled to vote for the election of two additional directors to serve on the Company’s Board of Directors until all dividends that are owed have been paid in full.

Loan to Shareholder

During the six months ended June 28, 2020, FCCG forgave the Shareholder Loan.

Reverse Stock Split

On September 2, 2020, FCCG’s shares of common stock were the subject of a reverse stock split, reducing the number of issued shares in the ratio of 326,000 shares to one. Shareholders owning less than one share following the reverse split were issued notes in lieu of their fractional share in the amount of $2.75 per original share.

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NOTE 12. SUBSEQUENT EVENTS (continued)

Reverse Stock Split (continued)

Immediately following these transactions, FCCG declared a stock split which was exactly the opposite of the previous reverse stock split (issuing 326,000 shares for each share of stock), thus eliminating the effects of the reverse stock split.

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